UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2006

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2006, we entered into an amended and restated retention agreement with Jon C. Engman, our chief financial officer. The retention agreement provides that if Mr. Engman’s employment is terminated as a result of an involuntary termination, death or disability within one year from the date of the agreement, then he is entitled to receive the compensation, accrued but unused vacation and benefits earned through the date of termination of employment, a lump sum severance payment equal to twelve months’ salary, vesting of any unvested options, reimbursement of any COBRA premiums paid by Mr. Engman for continued group health insurance coverage and the laptop or other portable computer device used by Mr. Engman. In addition, if Mr. Engman terminates his employment by voluntary resignation within one year from the date of the agreement and he provides us at least 60-days notice prior to such termination, he is entitled to receive the severance payments and benefits listed above. All other terms of the retention agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: May 1, 2006	By:	/s/ Glenn L. Argenbright
	Name:	Glenn L. Argenbright
	Title:	Chief Executive Officer

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